Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-87955) on Form S-8 of Bankrate, Inc. of our report dated March 18, 2008, with respect to the balance sheet of InsureMe, Inc. as of December 31, 2007, and the related statements of income, changes in stockholders’ equity and cash flows, for the year ended December 31, 2007, which report appears in this Current Report on Form 8-K/A Amendment No. 1 of Bankrate, Inc., dated April 22, 2008.

/s/ Ehrhart Keefe Steiner & Hottman PC

Ehrhart Keefe Steiner & Hottman PC
Denver, Colorado
April 22, 2008